UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 19, 2008

CLACENDIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

000-13117

22-2413505

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(State or Other Jurisdiction

   (Commission File Number)

          (IRS Employer

of Incorporation)

         Identification No.)

 2001 Route 46, Parsippany, NJ

   07054

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(Address of principal executive offices)

(Zip Code)

(Registrant’s telephone number, including area code)  (973) 402-4251

N/A

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 19, 2008, the Board of Directors of Clacendix, Inc. (the “Company”) extended the employment term of Norman E. Corn, its Chief Executive Officer, and Patrick E. Delaney, its Chief Financial Officer, through December 31, 2008, unless terminated earlier by either party upon thirty days prior notice.  Effective July 1, 2008, Messrs. Corn and Delaney’s compensation has been adjusted to an annualized base salary of $100,000, as compared to previous annual base salaries of $235,000 and $200,000, respectively.  Mr. Corn will continue to receive reimbursement for life and disability insurance. Mr. Delaney will continue to receive reimbursement for medical benefits and life and disability insurance.  In addition, Messrs. Corn and Delaney will continue to receive reimbursement for reasonable business expenses.

As previously disclosed, in connection with the consummation of the sale of substantially all the operating assets of the Company and Mr. Corn’s original agreement to remain with the Company through June 30, 2008 in order to facilitate either a business combination with a third party or the liquidation of the Company, the Company agreed to pay Mr. Corn a total of $352,500.  As agreed, on January 15, 2008, $176,250 of such amount was paid, and on July 15, 2008, the remaining $176,250 was paid, to Mr. Corn.  In addition, as previously disclosed, the Company agreed similarly to pay Mr. Delaney a total of $300,000.  As agreed, on January 15, 2008, $150,000 of such amount was paid and on July 15, 2008, the remaining $150,000 was paid, to Mr. Delaney.  These amounts are the equivalent of the 18 months of salary that would have been due and payable as severance to each of Messrs. Corn and Delaney under their respective employment agreements had they been terminated as a result of a change of control of the Company for any reason other than cause.  No additional severance compensation is due to Messrs. Corn and Delaney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLACENDIX, INC.

Dated:   July 30, 2008

/s/ Patrick Delaney

By:  Patrick Delaney, Chief Financial Officer